Exhibit 10.22
TERMINATION AND RELEASE AGREEMENT
Termination and Release Agreement dated as of July 22, 2008 (this “Agreement”) is by and between Railway & Industrial Services, Inc., (“RIS”) and Chartwell International, Inc., (“Chartwell”).
RECITALS
WHEREAS, RIS and Chartwell entered into a Purchase and Sale Agreement dated July 10, 2005 (the “PSA”) under which RIS was to sell to Chartwell, and Chartwell was to purchase from RIS, 95 railcars (the “Railcars”), and RIS was to provide certain retrofitting services to Chartwell related to the Railcars as described in the Contracts,
WHEREAS, pursuant to the terms of the PSA, Chartwell paid RIS $1,425,000.00 as partial payment in advance for the Railcars, and to secure the return to Chartwell of such partial payment in the event RIS failed to deliver to Chartwell the Railcars, RIS executed a Purchase Money Security Agreement dated as of July 10, 2005 (the “PMSA” and, together with the PSA, the “Contracts”) granting Chartwell a security interest in the Railcars,
WHEREAS, RIS has delivered 60 of the Railcars to Chartwell, Chartwell has sold 8 of the other Railcars to Teal Inc (“Teal”), and RIS has sold 27 of the other Railcars to Greenbrier Management Services (“Greenbrier”), but a dispute has arisen between the parties respecting payment for these Railcars, and the sale of such other Railcars to Teal and Greenbrier (the “Dispute”),
WHEREAS, RIS and Chartwell now desire to settle and amicably resolve the Dispute on the terms as set out in this Agreement, without admitting any liability.
NOW THEREFORE, for valuable consideration, the receipt and adequacy of which is acknowledged hereby, the parties agree as follows:
1. Termination of the Contracts. The Contracts are terminated in their entirety, effective as of the date hereof. RIS shall have no further obligation to deliver Railcars to Chartwell, and Chartwell will have no further obligation to purchase Railcars from RIS. Both parties acknowledge that RIS has already delivered to Chartwell, and Chartwell has already accepted and fully paid for, (the “Delivered Railcars”) the sixty Railcars listed on Exhibit “A” attached hereto. Both parties further agree, ratify and consent to the prior sale of the remaining 35 Railcars to Greenbrier (27) and Teal (8), respectively (the “Remaining Railcars”) as listed on Exhibit “B” attached hereto. The parties acknowledge that with respect to RIS the Remaining Railcars sold to Teal have been sold on an as-is, where-is basis, that RIS makes no warranties, expressed or implied, including as to merchantability or fitness for a particular purpose, respecting such Remaining Railcars, and that Chartwell hereby disclaims all such warranties. Chartwell represents and warrants to RIS that Chartwell, in its dealings with Teal, has done nothing contrary to the foregoing or that might give Teal any reason to believe RIS has made or is bound to any such warranties respecting the Remaining Railcars.
2. Payment to Chartwell. RIS shall pay to Chartwell via wire transfer $155,200.00 upon the parties’ execution of this Agreement.
3. Security Interests in the Railcars. Effective upon its receipt of the payment described in Section 2 above, Chartwell releases any and all security interests, liens or encumbrances it may have or may have permitted or caused against the Remaining Railcars, or any revenue, proceeds or related funds that RIS may have received or earned arising from the Railcars, or any inventory or other property of RIS, and shall, at Chartwell’s own expense, promptly take such actions, and execute such instruments and documents as may be necessary to effectuate such releases, including, but not limited to, the filing of any necessary UCC Termination Statements. In addition, Chartwell hereby irrevocably authorizes RIS to execute on behalf of Chartwell any UCC Termination Statement, STB filings or similar documents that RIS determines to be necessary to effectuate such release. Chartwell represents and warrants to RIS that no security interest, lien or encumbrance exists except as and to the extent Chartwell has previously disclosed in writing to RIS.
4. Drawings and Specifications. RIS shall deliver to Chartwell the drawings and specifications respecting the Delivered Railcars as more specifically described in Exhibit “C” hereto.
5. Release of the Parties. For and in consideration of the mutual covenants set forth herein, RIS, for itself and for any person, association or entity claiming by, through or under it including, without limitation, any assigns, predecessors-in-interest, successors-in-interest, divisions, all affiliated parent or subsidiary corporations or entities, agents, officers, directors, employees, managers, supervisors, shareholders, representatives, attorneys, partners, and any and all other persons or entities who have at any time acted, or purported to act on its behalf, on the one hand, and Chartwell, for itself and for any person, association or entity claiming by, through or under it including, without limitation, any assigns, predecessors-in-interest, successors-in-interest, divisions, all affiliated parent or subsidiary corporations or entities, agents, officers, directors, employees, managers, supervisors, shareholders, representatives, attorneys, partners, and any and all other persons or entities who have at any time acted, or purported to act on its behalf, on the other, to the fullest extent allowed by law, expressly intend to release, and by execution of this Agreement do hereby release and fully and forever discharge each other, of and from any and all judgments, liability, accounts, agreements, debts, obligations, warranties, claims, demands, actions or causes of action, suits at law, in equity or otherwise, of whatsoever kind or nature, including but not limited to, gross negligence and wanton and willful conduct, and fraud, which either party may now have, hereafter have or claim to have, known or unknown, contingent or fixed, foreseen and unforeseen damages of any kind or nature, arising out of or in any way related to or resulting from the Contracts and Dispute. However, the foregoing release does not extend to the parties’ obligations arising out of this Agreement.
6. Choice of Law. It is the intention of the parties that the laws of the State of Illinois should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.
7. Disputes. Any controversy, dispute or claim arising out of or relating to this Agreement or its breach shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in hearings conducted in Chicago, Illinois before a panel of one (1) arbitrator, and judgment upon the award rendered by the arbitrator may be entered in a federal district court in Illinois, or in the Circuit Court of Will County, Illinois located in Joliet, Illinois or in the Circuit Court of Cook County, Illinois located in Chicago, Illinois. The parties agree that, for purposes of the preceding sentence, they are subject to and hereby submit to the jurisdiction of such federal and state of Illinois courts and waive any right they may have to contest such jurisdiction over it in any court proceedings brought pursuant to this Agreement.

8. Attorneys’ Fees. If any litigation, arbitration or mediation is commenced between the parties to this Agreement concerning the rights and duties of either party in relation to this Agreement, the prevailing party in the litigation shall be entitled to (in addition to any other relief that may be granted) a reasonable sum as and for attorneys’ fees, which sum shall be determined by the court or other person presiding in the litigation, arbitration or mediation or in a separate action brought for that purpose.
9. Waiver of Jury Trial. RIS AND CHARTWELL WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY AND INTENTIONALLY AND VOLUNTARILY MADE BY EACH OF THE PARTIES, AND EACH PARTY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF SUCH OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.
10. Severability. If any provision contained in this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision will be severed here from and such invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect.
11. Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. However, each party expressly represents and warrants that it has not assigned or transferred to any person, firm, corporation, partnership, association, or other entity whatsoever any or all of its rights, duties or obligations embodied in this Agreement.
12. No Admission of Liability. The parties enter into this Agreement solely for the purpose of compromising and settling the Dispute. Nothing contained in this Agreement constitutes, and nothing in this Agreement shall be construed to constitute, an admission of any liability or responsibility by any of the parties respecting the Dispute. This Agreement is made to avoid continued and future disputes and controversies that the parties may have with each other, to provide peace of mind for the parties, and to eliminate and forego the burdens and costs of litigation.
13. Miscellaneous. This Agreement may not be amended without a written agreement by both parties. This Agreement supersedes all prior agreements and contains the entire agreement among all of the parties hereto with respect to the subject matter hereof, and the terms of this Agreement are contractual, material and not a mere recital. Subject to the provisions of Section 8 above, each party shall bear its costs, expenses, and attorney’s fees, whether taxable or otherwise incurred in, or arising out of, or in any way related to the matters released, including without limitation, costs, expenses, attorneys fees and taxes incurred in, or arising out of, or related to the subject matter of this Agreement and the Dispute. This Agreement may be executed in two or more counterparts.
[The rest of this page is intentionally blank. The parties’ signatures appear on the following page.]

[Signature Page for Termination and Release Agreement.]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

RAILWAY & INDUSTRIAL SERVICES, INC.		CHARTWELL INTERNATIONAL, INC.

By:		By:
	Dan Schwarz		Imre Eszenyi
	Executive Vice President		Acting President

5